Exhibit 99.1

OncoGenex to Regain Rights to Custirsen from Teva

Bothell WA and Vancouver BC, Dec. 30, 2014 – OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) today announced that it has executed an initial agreement with Teva Pharmaceutical Industries Ltd. (NYSE: TEVA) to regain rights to custirsen, an investigational compound currently being evaluated in Phase 3 clinical development as a treatment for prostate and lung cancers. This transfer of rights would occur in connection with the termination of the collaboration agreement between OncoGenex and Teva executed in 2009.

The initial agreement reached by OncoGenex and Teva provides that, following execution of the final agreement to terminate the collaboration between the parties, OncoGenex will receive a $27 million payment from Teva, subject to certain adjustments. In addition, OncoGenex will take over responsibility for all custirsen related expenses, including those related to the ENSPIRIT trial, as well as manufacturing and regulatory activities for custirsen programs, which are currently being managed by Teva. OncoGenex expects that the $27 million payment from Teva will allow for the completion and final results from the AFFINITY trial, as well as continuation of the ENSPIRIT trial through the second interim futility analysis expected in the first half of 2015.

“Teva’s strategic focus has shifted away from oncology research and development. However, OncoGenex remains committed to the continued investigation of custirsen, particularly in patients who have advancing disease despite previous treatments,” said Scott Cormack, President and CEO of OncoGenex. “This agreement provides OncoGenex with greater control of custirsen’s development, including the modification of the ENSPIRIT statistical analysis plan to involve a more rigorous second interim futility analysis to be completed in the second quarter of 2015 that, if passed, would enable the trial to continue with a smaller enrollment requirement, increased confidence in success and shorter time to regulatory submission.”

The Company expects that the $27 million payment from Teva and the Company’s current resources should enable the completion of the AFFINITY trial through data readout in late 2015/early 2016, allow for the continuation of the ENSPIRIT trial through the second interim futility analysis that is expected in the first half of 2015 and the achievement of key apatorsen clinical milestones, such as the completion of patient enrollment in the Borealis-2™ trial and final data from the Spruce™ and Rainier™ clinical trials.

The Company anticipates a final agreement will be executed in January 2015. Additional terms of the initial agreement with Teva can be found in the Company’s Form 8-K filed today and available at http://ir.oncogenex.com.

About Custirsen

Custirsen is an experimental drug that is designed to block the production of the protein clusterin, which may play a fundamental role in cancer cell survival and treatment resistance. Clusterin is upregulated in tumor cells in response to treatment interventions such as chemotherapy, hormone ablation and radiation therapy and has been found to be overexpressed in a number of cancers, including prostate, lung, breast and bladder. Increased clusterin production has been linked to faster rates of cancer progression, treatment resistance and shorter survival duration. By inhibiting clusterin, custirsen is designed to alter tumor dynamics, slowing tumor growth and resistance to partner treatments, so that the benefits of therapy, including survival, may be extended.

As part of Phase 1 and Phase 2 clinical trials, custirsen was administered to 294 patients with various types of cancer. The majority of adverse events were mild. The most common serious adverse events (SAEs) associated with custirsen were febrile neutropenia, fever, pleural effusion, and dyspnea, with each SAE event observed in approximately 2 to 4 percent of patients. In the Phase 3 SYNERGY trial, custirsen was administered to approximately 500 men with metastatic castrate-resistant prostate cancer (CRPC). Adverse events observed were similar to custirsen’s known adverse event profile. The most common SAEs observed in 2 percent of patients treated with custirsen, beyond those observed in the control arm, included febrile neutropenia, pneumonia, and fever. Although the SYNERGY study did not meet its primary endpoint of significantly improved overall survival (OS) in combination with first-line docetaxel, exploratory analyses showed improved OS for some men who received custirsen and who had poor prognostic scores across several risk factors, including performance status ≤ 80.

Two important custirsen milestones were reached during the second half of 2014. The AFFINITY trial successfully completed enrollment of 635 men with metastatic CRPC and the ENSPIRIT trial completed its first interim futility analysis, which included rigorous criteria in order to continue the trial. Based on this analysis, the independent data monitoring committee determined that continued enrollment in the ENSPIRIT trial was warranted.

About OncoGenex

OncoGenex is a biopharmaceutical company committed to the development and commercialization of new therapies that address treatment resistance in cancer patients. OncoGenex has a diverse oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. Custirsen is currently in Phase 3 clinical development as a treatment in men with metastatic castrate-resistant prostate cancer and in patients with advanced, unresectable non-small cell lung cancer. Apatorsen is in Phase 2 clinical development and OGX-225 is currently in pre-clinical development. More information is available at www.OncoGenex.com and at the company’s Twitter account https://twitter.com/OncoGenex_IR.

OncoGenex’ Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected execution of a final agreement with Teva with respect to the termination of the collaboration agreement, the expected transfer of rights to custirsen and receipt of the expected upfront termination payment contemplated by the initial agreement, our ability to control development plans and achieve long term benefit for stockholders, our anticipated product development activities, such as expected clinical trial completion and design and statements regarding potential results from interim analysis and regarding the potential benefits and potential development of our product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that a final agreement is not completed on the expected terms, if at all, the risk that our financial resources are not sufficient to fund our planned operations during the expected term, the risk that our product candidates will not demonstrate the hypothesized or expected benefits, the risk of delays in our expected clinical trials, the risk that new developments in the rapidly evolving cancer therapy landscape require changes in our clinical trial plans or limit the potential benefits of our product and the other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Borealis-2™, Spruce™ and Rainier™ are registered trademarks of OncoGenex Pharmaceuticals, Inc.

OncoGenex Contact:

Jim DeNike

jdenike@oncogenex.com

+1-425-686-1514